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EXHIBIT 11.1

                       DIGITAL GENERATIONS SYSTEMS, INC.
                 STATEMENTS OF COMPUTATION OF WEIGHTED AVERAGE
                                 COMMON SHARES
                 (In thousands, except for per share amounts)


                                              Quarter Ended     Quarter Ended
                                                  March 31,        March 31,
                                                    2000            1999
                                               -------------     -------------

Net loss                                       $      (868)      $     (2,991)
                                               ===========       ============

Weighted average common shares outstanding     $    28,003       $     26,462
                                               ===========       ============

Basic and diluted net loss per common share    $     (0.03)      $      (0.11)
                                               ===========       ============